MOTORCYCLE LEASE WAREHOUSING℠
MASTER LEASE FUNDING AGREEMENT

This Master Lease Funding Agreement ("Agreement"), dated September 28, 2010, is by and between Sparta Commercial Services, Inc., a Nevada corporation with its principal place of business at 462 Seventh Ave. 20th Floor, New York, New York 10018 ("Sparta") and Vion Operations LLC, a Delaware limited liability company, with its principal place of business at 400 Interstate North Parkway, Suite 800, P.O. Box 39, Atlanta, Georgia 30339 ("Vion").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between Vion and Sparta as follows:

1. OVERVIEW OF THE MLW PROGRAM.

a. Sparta has a network of established Dealers (as defined below) throughout the United States and has entered into Dealer Agreements (as defined below) with such Dealers that permit Sparta (or its designee) to purchase Vehicles (as defined below) from Dealers, lease such Vehicles to a consumer and take other actions as provided therein;

b. This Agreement establishes a framework under which Sparta will act on Vion's behalf to originate in the name of Sparta Eligible Leases (as defined below) to be purchased by Vion and to arrange for the purchase by Vion or a titling trust of Eligible Vehicles (as defined below) that are the subject of such leases, in exchange for the Applicable Commission (as defined below).

c. Sparta shall service those Leases on terms and conditions provided in a separate servicing contract (the "Master Servicing Agreement").

d. In return for the opportunity to service the Leases and in exchange for the Applicable Commission as provided in this Agreement, Sparta agrees to protect Vion's investment and the collective viability of the portfolio of Leases that Vion may purchase by buying back Leases that become unacceptably delinquent or experience other problems as described in this Agreement together with the related Vehicles.

e. This agreement is called a "master" agreement because the terms and conditions hereof shall apply to all transactions between Sparta and Vion during the term hereof, whether there be one or more such transactions, unless otherwise specifically excluded in writing. If there is any conflict between the terms of this Section 1 and any other section of this Agreement or the Master Servicing Agreement, the other sections will govern.

2. AGREEMENT FORMAT CONVENTIONS AND DEFINITIONS.

a. This Agreement includes a number of underscored blanks, such as "__________" which may or may not be highlighted, into which information may be typed or otherwise entered. These blanks are questions which should be answered by entering the appropriate information where the blank exists. The absence of any information entered into these blanks will be deemed to represent a "null," "no," "not applicable," or "zero" response, as appropriate.

b. Some items may be preceded by a check box, such as "☐" which may or may not be highlighted. Inserting an "x" (upper or lower case) or checkmark between these brackets includes the specific item, and that item only, as part of this Agreement. IN THE ABSENCE OF AN "X" OR CHECKMARK, THE SPECIFIC ITEM IS EXCLUDED AND DOES NOT APPLY TO THIS AGREEMENT.

c. The term "Adverse Claim" means any lien, security interest, consignment, bailment, lease or sublease, right of first refusal, charge or encumbrances or other assertion of right or claim.

d. The term "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. The term "control" for the purpose of this definition means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

e. The terms "Applicable Law" means any applicable law, rule, regulation or judicial, governmental or administrative order, decree, ruling, opinion or interpretation.

f. The term "Assigned Rights" means any and all right, title or interest in, to or under:

   i. the Leases and all payments and other rights thereunder;

   ii. the Vehicles, Vehicle titles and any all special units of beneficial interest ("SUBI") under the Titling Trust representing an interest in or claim to Vehicles and Vehicle titles (including repossessed or consigned vehicles);

   iii. the Dealer Agreement with respect to such Leases and Vehicles;

   iv. all security interests, encumbrances, claims or liens and property purporting to secure payment of the Lease obligations and/or in or to the Vehicle related to such Lease, whether pursuant to such Lease or otherwise, together with all financing statements authorized or filed by or with respect to a Lessee or Dealer and any security agreements describing any collateral securing such Lease and all rights to any collateral described therein;

   v. all guaranties, insurance contracts and other agreements or arrangements of whatever character from time to time supporting, securing payment of or otherwise relating to such Lease, Vehicle or Lessee, including proceeds from claims on any physical damage, credit life, credit loss or disability insurance policies or Guaranteed Auto Protection ("GAP") contracts whether pursuant to such Lease or otherwise;

   vi. all Transaction Documentation and other records related to such Lease;

   vii. all warranties, extended warranties, service contracts and extended service contracts provided directly to Lessees by Sparta, its Affiliates or any third party; and

   viii. all proceeds of or collections from the foregoing, whether previously received, now existing or hereafter acquired.

g. The term "Business Day" means any day other than Saturday, Sunday or any other day which banks in the state of New York are permitted or required to be closed.

h. The term "Dealer" means a Person who is (i) a merchant engaged in the ordinary course of business of selling and leasing Vehicles and (ii) an authorized dealer in good standing under one or more current and valid Dealer Agreements, and (iii) has all licenses, authorizations and approvals required to be a motor vehicle dealer in accordance with the Applicable Law of the state in which the Dealer is located and in which the applicable Vehicle was sold.

i. The term "Dealer Agreement" means those certain agreements between Sparta and each of Sparta's Dealers contemplating the financing of Vehicle purchases, Vehicle leases and related matters, in the form attached hereto as Exhibit 8.

j. The term "Eligible Lease" means a Lease which meets the eligibility requirements set forth on the attached "Schedule 1: Lease Eligibility Requirements" and "Schedule 7: Eligible Lease States" and which is consistent in all respects with the terms of Program Lease Model, including without limitation the yields which the Program Lease Model requires, and with respect to which all of the

representations and warranties set forth in the Dealer Agreement with respect thereto, including Section 3.1 thereof, are true and correct.

k. The term "Eligible Vehicle" means a Vehicle meeting the manufacturer, engine displacement, mileage, model year and other specifications set forth on the attached Schedule 4, for which an application for certificate of title has been filed with the appropriate state agency on or prior to the Transaction Date in accordance with Applicable Law, which is the subject of an Eligible Lease, and which meets the requirements set forth in the Dealer Agreement with respect thereto, including the "Purchased Vehicle Terms and Requirements" provided in Section 3.2 thereof.

l. The term "Event of Bankruptcy" means, with respect to any Person, that such Person shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person (which involuntary proceeding shall not have been dismissed for thirty (30) consecutive days) seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property.

m. The term "Lease" means the lease originated to enable a Lessee to possess and use a Vehicle that was purchased by Vion or the Titling Trust from a Dealer's inventory in the form attached as Exhibit 7, and including any and all related instruments, notes, agreements, invoices or other Transaction Documentation or other writings now existing or hereafter created and all receivables payable by a Lessee under such Lease, including all interest, finance, interest, late or similar charges and all other obligations of the Lessee with respect to such Lease.

n. The term "Lessee" means the customer who leased a Vehicle from Sparta and executed a Lease, and shall include in addition thereto any Person obligated on a Lease, co-lessee of the leased Vehicle and any other Person or Persons who are primarily, secondarily or conditionally obligated to make payments under such Lease, including any guarantor thereof.

o. The term "Master Servicing Agreement" means that certain Master Servicing Agreement attached as Exhibit 6 (the "Master Servicing Agreement").

p. The term "Person" means any corporation, limited liability company, natural person (including any sole proprietorship), firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department, court or agency of any government.

q. The term "Program Lease Model" means the criteria, requirements, relationships, formulas, inputs and other data provided or referred to in the spreadsheet sent to Sparta by Cecil E. Martin, III as attorney for Vion, by the date of the first Transaction Date to occur under this Agreement, as such may be amended from time to time by Vion upon sixty (60) days written notice to Sparta, a form of which is attached hereto as "Schedule 6: Program Lease Model."

r. The term "Purchase Price" for each Eligible Vehicle (and other Assigned Rights) in connection with each Transaction will be the amount shown as the "Total Expenditure" by Vion in the Program Lease Model with respect to such Eligible Vehicle or, if less, the actual "Vehicle Purchase Price," as defined in the Dealer Agreement, that is paid to Dealer.

s. The term "Titling Trust" means a Delaware statutory trust and related interests thereunder, specifically the related SUBI thereunder, created for purposes of holding title to the Vehicles as provided in this Agreement, in such form and substance as may be acceptable to Vion in its sole discretion.

t. The term "Transaction" means the sale by Sparta of one or more Eligible Lease(s) to Vion and the sale by Dealer of the related Eligible Vehicle(s) to Vion or the Titling Trust pursuant to this Agreement.

u. The term "Transaction Date" means the date on which a Transaction closes.

v. The term "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or as in effect in any other applicable jurisdiction.

w. The term "Utilized Transaction Amount" means the aggregate Purchase Price paid by Vion for all Leases purchased under this Agreement, excluding any amounts constituting Net Collections used to purchase additional Eligible Leases in a Transaction.

x. The term "Vehicle" means a used motorcycle or scooter. For purposes of the foregoing, "used" vehicles include previously titled vehicles, previously untitled (never titled) vehicles that are not current calendar year or newer make and model, and "demo" vehicles.

y. All accounting terms used but not defined in this Agreement shall be construed in accordance with generally accepted accounting principles. All terms used but not defined in this Agreement that are defined in Article 9 of the UCC have the meanings provided in the UCC.

3. QUALIFICATION OF LEASES; DUTIES OF SPARTA; USE OF TITLING TRUST.

a. Vion is only interested in buying Eligible Vehicles and Eligible Leases under this Agreement. Sparta represents and warrants as of each Transaction Date that each Vehicle purchased by Vion or the Titling Trust is an Eligible Vehicle and each Lease purchased is an Eligible Lease. Sparta undertakes a fiduciary duty with respect to its actions under or in connection with the Dealer Agreements, and agrees to act at all times in a manner that Sparta reasonably believes to be in the best interests of Vion. Upon request of Vion, Sparta agrees to take any reasonable action requested by Vion under any Dealer Agreement. Sparta shall not allow Dealer participation (within the meaning of Section 4.0 of the Dealer Agreement or otherwise) without the prior written consent of Vion.

b. At Vion's option, in order to facilitate the transactions contemplated by this Agreement and reduce the costs associated with transferring title to the Vehicles and Assigned Rights contemplated by this Agreement, Vion may (in its sole discretion) direct that title to and/or interest in any of the Vehicles and/or other Assigned Rights under this Agreement be held in the name of a Delaware statutory trust referred to herein as the "Titling Trust", in which case references to Vion in this Agreement shall mean either or both of Vion and the Titling Trust, as the context may require in order to provide Vion the greatest rights and protections with respect to such Leases, Vehicles and other assets purchased. In the event a titling trust is used, Sparta agrees to take any and all such further action as may be permitted and necessary to cause the Titling Trust to provide Vion the rights and benefits afforded to Vion under this Agreement or other documentation entered into in connection herewith, so that such rights and benefits shall not be impaired or delayed in any way as a result of using the Titling Trust.

4. PURCHASE AND SALE OF LEASES.

a. Transactions. Sparta may at its option at any time and from time to time during the term of this Agreement deliver to Vion written notice (each, a "Transaction Notice") that it has obtained: (i) all documentation specified on Schedule 3 hereto to originate one or more the Eligible Lease(s), fully executed by all parties (other than Vion); (ii) all documentation specified on Schedule 3 hereto relating to the sale by Dealer to Vion or the Titling Trust of the Eligible Vehicle(s) related to such Eligible Lease(s), fully executed by all parties (other than Vion); and (iii) the other documents and information specified in Schedule 3 and Schedule 6 hereto and, prior to the execution of this Agreement only, the documents and information specified in Schedule 2 hereto (collectively, the "Transaction Documentation"). The Transaction Notice shall specify the aggregate base lease payments due over the remaining terms of such Eligible Lease(s), excluding accrued fees, charges or other amounts (the "Aggregate Lease Balance") for such Eligible Lease(s) (the "Transaction Amount") and include copies of all Transaction Documentation (each a "Transaction"). For the

Transaction Notice to be valid, originals of all Transaction Documentation, other than the certificate of title and insurance policies, must be received within two (2) Business Days after delivery of the Transaction Notice. Vion shall have no obligation with respect to any Transaction until all Transaction Documentation has been delivered to Vion's satisfaction.
Provided that a valid Transaction Notice is received by noon on a Business Day, closing of the Transaction shall occur by the second (2nd) Business Day thereafter. At such closing, (i) Sparta shall sell, assign and deliver to Vion Eligible Leases with an Aggregate Lease Balance which totals the Transaction Amount; (ii) Vion or the Titling Trust shall purchase the related Eligible Vehicles, (iii) Sparta shall assign all Assigned Rights to Vion; (iv) Vion shall pay the Purchase Price to Sparta, which Sparta shall immediately pay to the applicable Dealer(s) and third parties (such amounts to be held in trust for the benefit of Vion until the full amount of such Purchase Price is actually paid to the applicable Dealer(s) and third parties); and (v) Vion agrees to pay the Applicable Commission to Sparta, against receipt of the Eligible Lease(s) and other Transaction Documentation and Assigned Rights in such form as Vion may require.

b. Maximum Transaction Amount. Anything to the contrary herein notwithstanding, the Utilized Transaction Amount shall not at any time exceed five million dollars ($5,000,000) (the "Maximum Transaction Amount") without Vion's prior written consent, which may be withheld in its sole discretion.

c. Sparta acknowledges that Vion has incurred significant costs and expenses in connection with this Agreement and has foregone other opportunities in entering into this Agreement and would incur additional losses if Sparta failed to achieve certain required volumes of Eligible Lease and related Eligible Vehicle sales during the term of this Agreement (each, a "Lease Volume Shortfall"). Therefore Sparta agrees to pay Vion an "Unused Facility Fee" as follows:

   i. for each full calendar month during the term prior to January 2011, Sparta shall pay an Unused Facility Fee for such month if the actual number of Eligible Leases and related Eligible Vehicles sold to Vion is less than the number of Eligible Leases and related Eligible Vehicles per month Sparta is required to sell to Vion for such month as set forth on Schedule 5; and

   ii. for each calendar month commencing January 2011 and each month during the remainder of the term of this Agreement, Sparta shall pay an Unused Facility Fee for such month if the average monthly number of Eligible Leases and related Eligible Vehicles actually sold to Vion during the most recently completed 3-month period (including such month) is less than the required number of Eligible Leases for such month as set forth on Schedule 5. For the sake of clarity, the Unused Facility Fee for October, November and December 2010 shall be based on the number for each month set forth in the "Number of Eligible Leases and Related Eligible Vehicles Sparta is Required to Sell to Vion" column on Schedule 5 as set forth in Section 4(c)(iii)(1) below.

   iii. The amount of the Unused Facility Fee for any such month will be equal to:

      (1) For each full calendar month during the term prior to January 2011, the difference between (a) the actual number of Eligible Leases and related Eligible Vehicles sold to Vion during such month, and (b) the number of Eligible Leases and related Eligible Vehicles Sparta is required to sell to Vion during such month as set forth in the "Number of Eligible Leases and Related Eligible Vehicles Sparta is Required to Sell to Vion" column for such month on the attached Schedule 5; and

      (2) for each calendar month commencing January 2011 and each month during the remainder of the term of this Agreement, the difference between (a) the average monthly number of Eligible Leases and related Eligible Vehicles actually sold to Vion during the most recently completed 3-month period (including such month), and (b) the three-month rolling average of Eligible Leases and related

Eligible Vehicles Sparta is required to sell to Vion for such month as set forth in the "Three Month Rolling Average" column for such month of the attached Schedule 5;

(3) in either case, multiplied by five hundred dollars ($500) per each such Lease and Vehicle.

iv. Any Unused Facility Fee owed by Sparta shall be paid on fifteenth (15th) day of the month after a month in which a Lease Volume Shortfall occurs. In the event of any early termination of this Agreement as a result of the occurrence of an Event of Default of Sparta, Sparta shall pay Vion an Unused Facility Fee for twelve (12) months or each full month remaining in the stated term of this Agreement, whichever is less, equal to the total number of required number of Eligible Leases for such months multiplied by five hundred dollars ($500) per Lease. For the sake of clarity, if Sparta terminates this Agreement upon sixty (60) days prior written notice as provided in Section 12(e), the preceding sentence shall not apply and Sparta shall owe no Unused Facility Fee for any month following the month in which the Agreement terminates. Sparta acknowledges that the foregoing is not a penalty but is a reasonable approximation and liquidation of damages in the event of a Lease Volume Shortfall, and agrees not to contest the enforceability or reasonableness of this provision in any suit or proceeding. The obligation to pay any Unused Facility Fee accrued and payable as of the effective date of any termination or expiration of this Agreement for any reason shall survive such termination or expiration.

d. Rescission. Anything to the contrary notwithstanding, if there are any material changes with respect to the Leases, Sparta's condition, financial or otherwise, Lessee, Dealer or the Vehicle or other Assigned Rights after Vion's receipt of the Transaction Documentation, Sparta shall immediately notify Vion thereof and Vion shall have the right to reject or rescind its purchase of any Leases to which such changes are applicable and, to the extent any amounts have been advanced in respect thereof, Sparta shall immediately pay Vion any and all amounts so advanced, plus any applicable processing or other fees, less Net Collections received by Vion under the applicable Lease(s) through the date of rescission.

e. Closing Deliverables. At the closing of each Transaction hereunder, Sparta shall deliver to Vion all Transaction Documentation required under this Agreement and such further documentation as Vion may request.

f. Title to Vehicles. Vion (or the Titling Trust, as applicable) shall at all times hold valid, marketable and enforceable title to the Leases, Vehicles and other Assigned Rights free, clear, and unencumbered of any Adverse Claim. Sparta shall take all actions and record, execute and file all authorizations, consents, approvals, title applications, title transfers, notifications, and other documents necessary to cause Vion (or the Titling Trust, as applicable) to have at all times valid, marketable and enforceable title to the Leases, Vehicles and other Assigned Rights, free, clear, and unencumbered of any Adverse Claim, and shall, if the Titling Trust is used in connection with any Transaction, take any and all actions necessary to cause the Titling Trust to recognize Vion as the exclusive beneficial owner of such assets and to issue evidence thereof as Vion may request, and to transfer to Vion or its designee(s) valid, marketable and enforceable title to the Leases, Vehicles and other Assigned Rights free, clear, and unencumbered of any Adverse Claim, upon request by Vion.

g. Perfection of Security Interest and Further Actions. In connection with each Transaction, Sparta authorizes Vion to record and file on or prior to each Transaction Date, at Sparta's expense, a UCC financing statement or statements or, if applicable, amendments, with respect to the applicable Assigned Rights. Such financing statements and amendments shall meet the requirements of Applicable Law in such manner and in such jurisdictions as are necessary to perfect and protect the first priority security interests and other interests of Vion under the UCC of any applicable jurisdiction and other Applicable Laws against all creditors of and purchasers from

Sparta. Without limiting the foregoing, unless specifically waived in writing by Vion, Sparta agrees, at its sole cost and expense, to:

i. take, and hereby authorizes Vion from time to time to take, any and all reasonable action as may be necessary to cause the Department of Motor Vehicles or similar agency of the jurisdiction in which such Vehicle is registered or titled to name Vion as the sole owner of such Vehicle, free and clear of any Adverse Claim, to terminate or transfer Sparta's, Dealer's and any third party's interest in the Vehicle and other Assigned Rights to Vion, and otherwise protect Vion's title and interest in and to any Vehicle and/or other Assigned Rights under this Agreement, and otherwise protect the interests of Vion created or transferred under this Agreement. In the event such action is required as a result of an error or mistake by Vion, Sparta shall take, and Sparta hereby authorizes Vion to take such action, but Sparta shall not be responsible for the costs and expenses, including legal fees and expenses, of any such actions;

ii. file such financing, termination or continuation statements, notice filings and/or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be reasonably requested by Vion, and to the fullest extent permitted by Applicable Law, Sparta hereby authorizes Vion to file financing, termination and/or continuation statements and amendments thereto and assignments thereof. Carbon, photographic, electronic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement;

iii. indicate prior to or at the time of Vion's purchase of any Leases, clearly and unambiguously in its records (whether physical or stored in intangible media, including computer records) that each Lease and Vehicle is owned by Vion pursuant to this Agreement, and that Vion is the true legal and beneficial owner thereof; and

iv. take all actions and record, execute and file all authorizations, consents, approvals, title applications, title transfers, releases, notifications, and other documents necessary to cause Vion (or the Titling Trust, as applicable) to have at all times valid and enforceable title to each Vehicle leased pursuant to a Lease, free, clear, and unencumbered of any Adverse Claim and forward such documents.

h. Character of Transaction; Grant of Security Interest. It is the express intent of the parties that the transactions contemplated by this Agreement be construed as a purchase and sale of the Eligible Leases, Eligible Vehicles and Assigned Rights. However, in the event that these transactions are not considered to be a purchase and sale for any reason, then:

i. this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and Sparta hereby grants a security interest in the Eligible Leases, Eligible Vehicles and Assigned Rights to Vion;

ii. the amounts paid by Vion hereunder shall be deemed an advance and constitute indebtedness of Sparta owed to Vion, the conveyance by Sparta provided for in this Agreement will be deemed to be a grant to Vion of, and Sparta hereby grants to Vion, on and as of the date hereof and each Transaction Date, a security interest in, to and under all of Sparta's right, title and interest, whether now owned or hereafter acquired in, to and under the Eligible Leases, Eligible Vehicles and Assigned Rights and collections and all proceeds of the foregoing (collectively, the "Collateral"), to secure the rights of Vion provided in this Agreement or as may be determined by Applicable Law; and

iii. in the event Sparta breaches its obligations to Vion hereunder, or fails to pay over and remit to Vion all amounts as and when due hereunder, Vion shall be entitled to enforce its rights in the Collateral and shall have all the rights and remedies available to a secured party under the UCC, and under the laws of the jurisdiction in which any of the Collateral is located.

5. PURCHASE PRICE; COMMISSION AND PROGRAM FEES.

a. On the closing date of each Transaction, Vion shall pay the Purchase Price to Sparta with respect to each Eligible Vehicle purchased by Vion, which shall include a commission equal to fifteen percent (15%) of the "Amount Financed" as shown in the Program Lease Model with respect to each Eligible Lease purchased (the "Applicable Commission"). The Applicable Commission shall be Sparta's sole consideration under this Agreement, and Sparta shall have no right, title or interest in or to the Leases or other Assigned Rights or the remainder of the Purchase Price whatsoever.

b. Sparta shall pay Vion a Program Development Fee (as defined below) as provided herein. The "Program Development Fee" will be equal to:

i. 2% of the Maximum Transaction Amount, plus reimbursement for legal fees and expenses not to exceed forty thousand dollars ($40,000); and

ii. 2% of the aggregate Purchase Price paid for all Leases and Vehicles purchased in any Transaction, on the date of closing thereof, but only to the extent that such aggregate Purchase Price causes the Utilized Transaction Amount to exceed the Maximum Transaction Amount in accordance with Section 4(c), plus in any case, an amount equal to Vion's legal fees and expenses, not to exceed five thousand dollars ($5,000).

c. Sparta shall pay Vion the 2% of the Maximum Transaction Amount portion of the Program Development Fee due under Section 5(b)(i) above as follows: (i) one payment of fifty thousand dollars ($50,000) in immediately available funds on the date of this Agreement and (ii) payments of ten thousand dollars ($10,000) in immediately available funds on the fifteenth (15th) day of the month in each of the five (5) calendar months after the date of this Agreement, provided that the first payment of ten thousand dollars ($10,000) shall not become due earlier than thirty (30) days after the date of this Agreement. In the event the fifteenth (15th) day of a calendar month after the date of this Agreement occurs earlier than thirty (30) days after the date of this Agreement, Sparta shall pay Vion the first required ten thousand dollar ($10,000) payment on the thirtieth (30th) day after the date of this Agreement and pay each subsequent required ten thousand dollar ($10,000) payment on the fifteenth (15th) of each subsequent calendar month after the date of this Agreement. For the sake of clarity, the reimbursement for legal fees and expenses set forth in Section 5(b)(i) shall be paid in immediately available funds on the date of this Agreement. The Program Development Fee due under Section 5(b)(ii) above shall be paid on each applicable Transaction Date.

d. Sparta shall also pay Vion a Transaction Fee (as defined below) on the date of each Transaction and the Transaction Fee shall be withheld and paid from the Applicable Commissions for such Transaction on the Transaction Date. The "Transaction Fee" for each Transaction will be equal to the out-of-pocket expenses incurred by Vion in connection with the transactions contemplated by such Transaction, including reasonable legal and accounting fees, due diligence and investigatory fees, background check fees, Vehicle re-titling fees, recordation fees, filing fees, UCC or other search fees and any other fees or charges incurred by Vion in connection with the Transaction, plus a charge of twenty dollars ($20.00) per Lease purchased in such Transaction.

e. All Program Development Fees and Transaction Fees which are accrued and payable as of the effective date of any termination or expiration of this Agreement for any reason shall survive such termination or expiration.

6. CONDITIONS TO VION'S OBLIGATION TO CLOSE. Vion's obligation to close any Transaction and pay the Purchase Price (and Applicable Commission included therein) and otherwise perform under this Agreement on any Transaction Date are subject to the satisfaction on or prior to each Transaction Date (or waiver in writing by Vion) of all of the following conditions:

a. Sparta has offered Eligible Leases and Eligible Vehicles in the Transaction Amount on terms consistent with this Agreement (and on no other terms or conditions).

b. The Transaction Documentation, originals of all Transaction Documentation (other than certificates of title and insurance policies), Assignment of Rights and all other documentation required under this Agreement have been fully executed by all parties thereto (other than Vion) and delivered to Vion's satisfaction.

c. All representations and warranties of Sparta contained in this Agreement were true, complete and correct as of the date of this Agreement, and are true, complete and correct as of the Transaction Date (except to the extent that such representations and warranties by their terms expressly relate to a prior date).

d. All Transaction Documentation and other information concerning the Leases to be sold on such Transaction Date provided by Sparta to Vion is true, complete and correct as of the date provided and as of the Transaction Date.

e. Sparta has performed all obligations required to be performed by Sparta in accordance with this Agreement on or prior to such Transaction Date.

f. Sparta has filed or caused to be filed the certificates of title, title applications, title transfers, notifications and other filings required to be filed or recorded in accordance with this Agreement.

g. Sparta has taken all actions and recorded, executed and filed all authorizations, consents, approvals and other documents necessary to cause Vion to be reflected as the sole owner of the Vehicles (or the Titling Trust to transfer evidence to Vion showing that Vion is the sole beneficial owner of the Vehicles, as applicable), and that Vion (or the Titling Trust, as applicable) has valid, marketable and enforceable title in and to the Leases, Vehicles and other Assigned Rights, free, clear, and unencumbered of any Adverse Claim.

h. Sparta has caused any and all Persons having any Adverse Claim or other claim to any Lease or related Vehicle to release those claims via the filing of UCC-3, title documents and/or other written instruments subject to Vion approval, thereby enabling Vion to obtain sole and valid, marketable and enforceable title to those assets effective as of Transaction Date.

i. All corporate and legal proceedings and all instruments in connection with the transaction contemplated by this Agreement shall be satisfactory in form and substance to Vion in its sole discretion and Vion shall have received from Sparta copies of all documents (including records of corporate proceedings) relevant to the transaction contemplated as Vion may have requested.

j. No Event of Default or Potential Event of Default exists (as defined in Section 11 hereof).

7. SERVICING.

a. Post-Closing Assistance. Sparta will continue post-Transaction to provide Vion whatever assistance it requires to file UCC, title and other filings on Vion's behalf which Vion deems necessary in its sole discretion to define and protect Vion's interest in the Leases and Assigned Rights purchased from Sparta.

b. Power of Attorney. Sparta, at Vion's expense, agrees to make any endorsement necessary to permit collection by Vion of Leases transferred to Vion. Sparta agrees to execute a durable power of attorney in substantially the form attached as "Exhibit 4: Durable Power of Attorney" to this Agreement. Sparta shall also, at Vion's request, provide a letter to Vion's depositing institution (i.e., Vion's bank) instructing such depositing institution to accept Vion's endorsement of any Lessee's signature or such other instruction so as to allow Vion to deposit collections from the Leases into Vion bank accounts.

c. Sparta's Advice to Its Lessees. On the date of this Agreement, Sparta will provide Vion an executed copy of a "Standard Form Memo to Lessees" in substantially the form attached as Exhibit 5 to this Agreement instructing Lessees to make their payments to Vion or its assignee. Such memo may be used by Vion in its sole discretion to service the Leases if and when Vion determines that Sparta is not adequately servicing such Leases or has defaulted under the terms of this Agreement or the Master Servicing Agreement.

d. Capacity to Service. Sparta represents and agrees that it is willing and fully capable of continuing the servicing of Leases to be purchased by Vion as if Sparta had retained ownership of such Leases.

e. Master Servicing Agreement. Sparta agrees to enter into the Master Servicing Agreement as of the date hereof and to service, including by collecting payments, resolving delinquencies, repossessing Vehicles and other collateral and providing other related services for the purpose of maximizing collections, each of the Leases purchased by Vion in accordance with the terms thereof, for Vion's benefit.

8. SPARTA'S OBGLIATION TO REPURCHASE NON-QUALIFYING LEASES.

a. It is understood that some of the Leases sold to Vion may become excessively delinquent or disqualified and Sparta agrees to repurchase such Leases and related Vehicles as provided in this Section. Subject to Section 8(h) below, Sparta is required to purchase all such Lease(s) and related Vehicles (referred to as "Non-Qualifying Assets") previously purchased by Vion (or the Titling Trust):

i. that, as of the last Business Day of the preceding month become "Excessively Delinquent," meaning: (1) it has been sixty (60) or more days since the date the Lessee last made a payment under its Lease, (2) the related Vehicle is repossessed or under instruction to be repossessed, or the related Vehicle is otherwise not, for any reason, possessed at all times exclusively by the Lessee, (3) the Lease has been charged off, or should be charged off in accordance with customary practices or the Lease otherwise becomes uncollectible for any reason, or (4) an Event of Bankruptcy has occurred with respect to the Lessee; or

ii. if, as of the last Business Day of the preceding month, Vion reasonably determines such Lease was not an Eligible Lease, or such Vehicle was not an Eligible Vehicle as of the applicable Transaction Date; or

iii. with respect to which Sparta has not provided originals of all Transaction Documentation, other than certificates of title and insurance policies, within three (3) Business Days after the Transaction Date.

b. Sparta agrees to buy all Non-Qualifying Assets by paying Vion the "Buy-Back Price" as defined below, subject to Section 8(h) below. Payment of the Buy-Back Price must be made within sixty (60) days after delivery to Sparta of a written demand (a "Buy-Back Notice") identifying the specific Lease(s) and Vehicle(s) which are Non-Qualifying Assets and providing such support therefor as Vion has in its possession.

c. A Buy-Back Notice may be issued by Vion as frequently as daily, and if the Buy-Back Price is not paid within sixty (60) days after the date of the related Buy-Back Notice as set forth in Section 8(b) above, the Buy-Back Price may, at Vion's sole discretion, be paid by withholding amounts that constitute Purchase Price under unrelated Transactions. In addition to and not in lieu of such setoff right, all of Sparta's Transaction privileges hereunder may be suspended, at Vion's sole discretion, until Sparta has complied with its obligation to buy any Non-Qualifying Assets as provided herein and such failure shall also constitute an Event of Default by Sparta under the terms of this Agreement and Vion shall be entitled to any other remedies for such Event of Default provided for herein, at law or in equity.

d. The Buy-Back Price.

i. For each Lease, the "Buy-Back Price" will be, as of the date purchased by Sparta, equal to (1) the Purchase Price (without deduction or setoff and including the Applicable Commission) and other reasonable amounts expended by Vion in connection with such Lease and Vehicle becoming Excessively Delinquent, LESS (2) Net Collections received by Vion through the date of repurchase, PLUS (3) the Markup calculated through the date of repurchase, PLUS (4) the Non-Qualifying Lease Processing Fee, PLUS (5) the amount of any unpaid Transaction Fees with respect to such Lease and Vehicle, if any, and all applicable sales and other taxes, charges and expenses paid by Vion in connection with such Lease and/or Vehicle repurchase.

ii. "Net Collections" means, with respect to any Lease as of any date, all cash collections and other cash proceeds of such Lease actually received by Vion to date, including all late fees and any cash proceeds (net of liquidation expenses, if any) of the Assigned Rights with respect to such Lease, less all Servicing Fees with respect to such Lease (as defined in the Master Servicing Agreement) paid to Vion to the date of repurchase.

iii. "Markup" is equal to ninety-two cents ($0.92) per day per one thousand dollars ($1,000) of Purchase Price which Vion has yet to recover from collections as of each day. Collections which Vion receives are applied first to paying any accumulated Markup and then to reducing the balance of the Purchase Price which is still outstanding.

iv. "Buy-Back Processing Fee" means ten dollars ($10.00) per Lease and related Vehicle which Sparta buys in accordance with this Section 8.

e. Funds conveyed to Vion by Sparta for the purpose of buying Leases and Vehicles under this Section 8 shall be paid by wire transfer in immediately available funds to the accounts specified by Vion.

f. Transaction Documentation which was provided by Sparta when such Leases were purchased will be returned to Sparta within five (5) Business Days after Vion receives payment in full of the Buy-Back Price for such Leases in accordance herewith (except that Vion may retain copies for its records).

g. Program Volume Fee Account. At all times during the term of this Agreement and after any termination or expiration of this Agreement, at all times during the life of the Leases purchased by Vion under this Agreement, Sparta shall maintain a separate cash reserve (the "Program Volume Fee Account") for the purpose of ensuring Sparta will be financially able to buy all Non-Qualifying Assets. Sparta shall maintain the Program Volume Fee Account in an amount equal to fifty thousand dollars ($50,000) for each five hundred thousand dollars ($500,000) of aggregate Buy-Back Price for all Leases and Vehicles originated and purchased under this Agreement; provided however that the Program Volume Fee Account shall not be less than fifty thousand dollars ($50,000) regardless of the amount of aggregate Buy-Back Price for all Leases and Vehicles originated and purchased under this Agreement at any time. On the date of the first Transaction Date to occur under this Agreement, the Program Volume Fee Account shall be equal to fifty thousand dollars ($50,000). Sparta shall increase the Program Volume Fee Account within five (5) days after written notice from Vion that the aggregate Buy-Back Price for all Leases and Vehicles originated and acquired under this Agreement is expected to reach an additional five hundred thousand dollars ($500,000). The Program Volume Fee Account shall be maintained in an escrow account with a third party escrow agent pursuant to an escrow agreement suitable in form and substance to Vion, a form of which is attached hereto as Exhibit 9, and Sparta shall be responsible for all costs and expenses associated with establishing and maintaining such escrow account. In the event that Sparta fails to buy any Non-Qualifying Assets as provided herein, Vion shall have the right to receive from the Program Volume Fee Account upon demand an amount equal to the Buy-Back Price for all Non-Qualifying Assets for which such failure has occurred and

Sparta shall take all action to cause such amounts to be released from the Program Volume Fee Account and transferred to Vion. If this Agreement expires or is terminated (other than due to an Event of Default) and Sparta has performed of all of its obligations under this Section 8, including without limitation purchasing all Non-Qualifying Assets and maintaining the Program Volume Fee Account after any termination or expiration during the life of the Leases purchased by Vion under this Agreement, Sparta shall be entitled to receive all monies and other property remaining in the Program Volume Fee Account (less any amounts claimed or withdrawn by Vion or to which Vion is entitled under this Section 8) as soon as practicable after the date that is the earlier of the date (i) on which the last of Leases purchased by Vion under this Agreement expires or (ii) two (2) years after the termination or expiration of this Agreement. For the sake of clarity, Sparta shall (i) have no right, title or interest in, or right to receive any monies or other property in the Program Volume Fee Account prior to the earlier of the two dates described above and (ii) have no right, title or interest in, or right to receive any monies or other property in the Program Volume Fee Account after any Event of Default.

h. Sparta shall not be obligated to purchase Non-Qualifying Assets under this Section 8 to the extent the aggregate Buy-Back Price for such Non-Qualifying Assets exceeds the amount Sparta is required to maintain in the Program Volume Fee Account on the applicable date. For the sake of clarity, if there are Non-Qualifying Assets, Sparta shall be obligated to purchase all such Non-Qualifying Assets until Sparta has paid an aggregate Buy-Back Price for Non-Qualifying Assets equal to the amount Sparta is then required to maintain in the Program Volume Fee Account, but if the purchase of a Non-Qualifying Asset would result in Sparta paying an aggregate Buy-Back Price that exceeds the amount Sparta is then required to maintain in the Program Volume Fee Account, then Sparta shall not be required to purchase such Non-Qualifying Asset.

i. Sparta's obligation to repurchase Non-Qualifying Assets as provided herein shall survive termination or expiration of this Agreement for any reason for the life of the Leases purchased by Vion under this Agreement.

9. VION'S RIGHT OF FIRST REFUSAL.

a. During the first eighteen (18) months after the date of this Agreement, Sparta hereby grants to Vion a continuing right of first refusal in connection with any and all (i) lease originations, purchases, brokering, financings or similar activities, (ii) installment sales agreement originations, purchases, brokering, financings or similar activities, (iii) purchases, syndications or securitizations of receivables under or in connection with any leases or retail installment sales contracts or similar documents instruments or accounts (each, a "Covered Opportunity"). Prior to entering into any definitive agreement with any third party, other than a non-disclosure agreement, in connection with any Covered Opportunity, directly or indirectly, Sparta shall first present such Covered Opportunity to Vion and Vion shall have a right to negotiate with Sparta to jointly pursue such Covered Opportunity on the terms provided below. A Covered Opportunity shall not include any lease or retail installment sales contract by or with a federal, state or local government, agency or instrumentality.

b. In the event that a Sparta desires to pursue a Covered Opportunity, Sparta shall promptly give written notice of such Covered Opportunity to Vion (the "Notice").

c. The Notice required under Section 9(b) will only be valid if it includes: (i) a description of the Covered Opportunity with reasonable specificity; and (ii) such information, documents and records as are reasonably obtainable and necessary for Vion to make an informed assessment of the Covered Opportunity which is the subject of the Notice.

d. Vion shall have the exclusive right (but not the obligation) during the period of thirty (30) days following Vion's receipt of a Notice, to pursue and negotiate the terms and conditions of the Covered Opportunity which is the subject of the received Notice and Sparta agrees to negotiate in good faith with Vion to reach agreement with Vion to jointly pursue such Covered Opportunity. Sparta agrees not to enter into any agreement, other than a non-disclosure agreement, with regard

to such Covered Opportunity prior to the expiration of such thirty (30) day period except as expressly authorized in writing by Vion. The thirty (30) day period provided hereunder may be extended at the option of Vion for an additional thirty (30) day period if negotiations toward a definitive agreement to jointly pursue such Covered Opportunity have not been terminated as of the end of such initial thirty (30) day period.

e. In the event that Vion (in its sole discretion) elects to pursue a Covered Opportunity pursuant to this right of first refusal, Vion may invest directly or through one or more affiliates or may utilize a newly created entity for purposes of acquiring such Covered Opportunity.

f. If Vion does not enter into a definitive agreement within such thirty (30) day period (as such period may be extended as provided above) to pursue such Covered Opportunity or if Vion notifies Sparta in writing that it does not intend to exercise this right of first refusal (each, a "Rejection"), then Sparta shall be entitled to pursue the Covered Opportunity with a third party on terms no more favorable to the third party than were offered to Vion. If Sparta does not enter into a definitive agreement to pursue the Covered Opportunity within ninety (90) days following a Rejection, the Covered Opportunity shall be subject again to Vion's right of first refusal hereunder.

g. The time limitations applicable to Vion set forth in this Section 10 shall be extended for an amount of time equal to the period of the duration of any breach of any term of this Agreement by Sparta.

10. EVENTS OF DEFAULT.

a. Each and any of the following shall constitute an "Event of Default" of Sparta hereunder:

i. Any representation or warranty of Sparta contained herein, in the Master Servicing Agreement or in any certificate, financial statement or other document delivered pursuant hereto or thereto, shall be incorrect in any material respect when made or deemed made if not cured within ten (10) days following written notice to Sparta indicating the nature of such incorrect representation or warranty. In the event a representation or warranty is incorrect as described in this Section 10(a)(i) and Sparta cures within the applicable ten (10) day cure period, Sparta shall be responsible for, and shall promptly pay to Vion, all costs and expenses, including reasonable attorneys' fees, if any, incurred by Vion with respect to any such incorrect representation or warranty during the time period such representation or warranty was incorrect.

ii. A default by Sparta in the performance of any of its obligations or covenants under this Agreement or the Master Servicing Agreement when such default has not been cured within ten (10) days following written notice to Sparta indicating the nature of such default, but if such cure will reasonably take longer, within up to thirty (30) days following written notice to Sparta indicating the nature of such default.

iii. Any failure to pay, remit or apply, in a timely manner, any funds due Vion hereunder or under the Master Servicing Agreement as required hereunder or thereunder.

iv. The occurrence of an Event of Bankruptcy with respect to Sparta.

v. Sparta seeks to have any one or more of the covenants, agreements, provisions or terms of this Agreement held invalid or unenforceable for any reason whatsoever, or any one or more of the covenants, agreements, provisions or terms of this Agreement are held invalid or unenforceable for any reason whatsoever, or Sparta rejects or repudiates this Agreement or seeks to have this Agreement rejected or repudiated.

vi. There is entered against Sparta (i) a final judgment or order for the payment of money in an aggregate amount that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party's property, assets, financial condition,

business operations or ability to perform its obligations hereunder or under the Master Servicing Agreement, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, such an effect and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

vii. Any other material breach by Sparta under this Agreement or an Event of Default as defined in the Master Servicing Agreement.

b. For the sake of clarity, an Event of Default arising out of or relating to any one or more Transactions shall be an Event of Default with respect to all Transactions conducted under this Agreement, and Vion's remedies arising out of any Event of Default shall apply to all Transactions hereunder.

c. A "Potential Event of Default" means an event that, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

d. Remedies. Upon the occurrence of any Event of Default, Vion may, at its election, exercise any one or more of the following remedies, which remedies are cumulative and not exclusive:

i. Sparta shall remain liable, pursuant to Section 8 hereof, to repurchase Non-Qualifying Assets and maintain the Program Volume Fee Account for the life of the Leases; and

ii. Vion may terminate this Agreement upon written notice; and

iii. Vion may exercise any and all other rights and remedies that may be available under this Agreement, at law or in equity.

Sparta shall in any event be responsible for, and shall promptly pay to Vion, all costs and expenses, including attorneys' fees, incurred by Vion with respect to any Event of Default.

11. REPRESENTATIONS, WARRANTIES, COVENANTS AND MISCELLANEOUS PROVISIONS.

a. Representations and Warranties. Sparta represents and warrants to Vion as of the date hereof and as of each Transaction Date that:

i. Corporate Existence and Power. Sparta is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all corporate or limited liability company (as applicable) power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which such licenses, authorizations, consents or approvals are required, including without limitation, any licenses necessary to originate, buy or sell Leases and Assigned Rights in each of jurisdictions listed in Section k(i) of Schedule 1. Sparta is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified.

ii. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by Sparta of this Agreement and the consummation of the transactions contemplated by it are within Sparta's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for the filing of UCC filings as may be required by this Agreement), and do not contravene, or constitute a default under any provision of Applicable Law, rule or regulation or of the articles of incorporation or bylaws of Sparta or of any agreement, judgment, injunction, order, writ, decree or other

instrument binding upon Sparta or result in the creation or imposition of any lien on the assets of Sparta (except those created by this Agreement).

iii. Binding Effect. This Agreement constitutes the legal, valid and binding obligation of Sparta, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and to general principles of equity (whether considered in a suit at law or in equity).

iv. Accuracy of Information. All information previously furnished by Sparta in writing to Vion for purposes of or in connection with this Agreement or any Transaction contemplated hereby is, and all such information hereafter furnished by Sparta to Vion will be, true and accurate in every material respect, on the date such information is stated or certified, and will not omit to state any fact necessary to make any such information not misleading. Each Program Lease Model and Master File is true and accurate in all material respects and contains the information required to be contained therein. Each title with respect to a Vehicle is accurate and has been recorded with the proper jurisdictional filing office with an indication of Vion's, or the Titling Trust's, as applicable, valid, marketable and enforceable title to such Vehicle, free, clear and unencumbered of any Adverse Claim. Odometer readings are accurate in accordance with Applicable Law.

v. Tax Status. Sparta has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (other than taxes, assessments or other governmental charges (1) that are not delinquent, or (2) that are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been established).

vi. Action, Suits. There are no actions, suits or proceedings pending, or to the best knowledge of Sparta threatened, against or affecting Sparta or any Affiliate of Sparta or their respective properties, in or before any court, arbitrator or other body, which has a reasonable possibility of an adverse outcome against Sparta.

vii. Good Title. At each Transaction, Vion or the Titling Trust shall acquire a valid title in each applicable Lease, Vehicle and other Assigned Rights (including the proceeds with respect to each of the foregoing), in each case free and clear of any Adverse Claim. Sparta has not assigned or pledged the Leases, Vehicles or Assigned Rights to any Person other than Vion or the Titling Trust.

viii. Nature of Leases; Dealer Licensure. Each Lease originated by Sparta hereunder is an Eligible Lease in fact and satisfies at such time the definition of "Eligible Lease" as provided herein and has been originated by a Dealer that has to the best of Sparta's knowledge and belief all licenses, authorizations and approvals required to be a motor vehicle dealer in accordance with the Applicable Law of the state in which the applicable Lease was originated.

ix. Bulk Sales. No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

x. Statutory Asset Sale. The transactions contemplated by this Agreement do not, individually or in the aggregate, constitute a sale of all or substantially all of the assets of Sparta.

xi. Certain Other Assurances. Neither Sparta nor any of its Affiliates or principals appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury or in the Annex to United States Executive Order 13224-Blocking Property and Prohibiting Transactions with

Persons Who Commit, Threaten to Commit, or Support Terrorism, nor are any of them otherwise a prohibited party under any anti-money laundering laws of the United States.

xii. Securities Filings. Sparta is current in all filings required under the Securities Exchange Act of 1934, as amended and all other applicable state securities laws.

xiii. Dealer Representations. To the best of Sparta's knowledge, the representations and warranties of each Dealer as set forth in the Dealer Agreements are true and correct as of the date hereof and as of each Transaction Date.

b. Covenants of Sparta. Sparta hereby covenants and agrees with Vion that, during the term of this Agreement:

i. Conduct of Business. Sparta will, and will cause each of its Affiliates to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

ii. Compliance with Laws. Sparta will, and will cause each of its Affiliates to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the necessity of compliance is contested in good faith by appropriate proceedings.

iii. Titling Trust Interests. All of Vion's or the Titling Trust's interests shall at all times be valid and enforceable and shall at all times represent valid and enforceable title to each Vehicle leased pursuant to Lease purchased by Vion or the Titling Trust, free, clear, and unencumbered of any Adverse Claim.

iv. Furnishing of Information and Inspection of Records. Sparta agrees to:

(1) furnish to Vion on the first day of each calendar month, or if such day is not a Business Day, the next Business Day (as of such day) an updated Master File on a CD-ROM or by e-mail in a format readable by Microsoft Excel or otherwise acceptable to Vion;

(2) furnish to Vion from time to time such information with respect to the Leases as Vion may reasonably request, including listings identifying the Lessee and the Lease Balance for each Lease, and delinquency, aging, and other comparative information with respect to the Leases;

(3) furnish to Vion quarterly reviewed and annual audited financial statements (including a balance sheet, income statement, statement of cash flows and statement of stockholders' equity) within fifty (50) and one hundred and five (105) days, respectively, after the date on which such period ends, and such other financial information as Vion may from time to time request; and

(4) at any time and from time to time during regular business hours permit Vion, or its agents or representatives, upon three (3) days' prior written notice (A) to examine and make copies of and abstracts from all of Sparta's records and (B) to visit the offices and properties of Sparta for the purpose of examining such records and conducting other due diligence on Sparta, and to discuss matters relating to Leases or Sparta's performance hereunder with any of the officers, directors, employees or independent public accountants of Sparta having knowledge of such matters.

v. Performance and Compliance with Leases. Sparta at its expense will timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Dealer Agreements, will maintain the same in full force and effect and will take all action necessary to renew same throughout the term of this Agreement. Sparta will cause Dealer to continue to support any and all warranties and service contracts provided to the Lessees with respect to the Vehicles in accordance with their terms. Sparta will at all times maintain available funds in an amount sufficient to fully fund any and all warranty and service contract obligations for warranties and service contracts provided to Lessees by Sparta which warranties and/or service contracts have been written by Sparta or its Affiliates, if any (for the sake of clarity, this sentence does not apply to warranties or service contracts written by third parties and offered or sold by Sparta). Sparta will use its best efforts to cause Dealers to provide and maintain service on all Vehicles sold by it in accordance with any representations made to the Lessees and in accordance with standard practices and policies as established by the manufacturers of such Vehicles.

vi. Credit and Collection Policies. Sparta will adopt and maintain at all times, and comply in all material respects with, a credit and collection policy relating to the Leases consistent with Applicable Law. Sparta will not make any change in such credit and collection policy which would impair the collectibility of any Lease.

vii. No Sales, Liens, Etc. Sparta will not sell, or assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any Lease, Vehicle or other Assigned Rights, or assign any right to receive income in respect thereof.

viii. No Extension or Amendment. If Sparta amends, waives any terms of, forgives, cancels or otherwise modifies the terms of any Dealer Agreement in any material respect, Sparta shall give written notice to Vion and if Vion determines in its sole discretion that such amendment, waiver, forgiveness, cancellation or modification adversely effects in any material respect or would adversely effect in any material respect, Vion's rights under this Agreement or the Master Servicing Agreement, Sparta shall not consummate such extension, amendment, forgiveness, cancellation or modification. Sparta will not, except in accordance with the Master Servicing Agreement, accept collection or payments or make payments on the Leases assigned to Vion.

ix. No Mergers, Etc. Sparta will not (i) consolidate or merge with or into any other Person, (ii) sell, lease or transfer all or substantially all of its assets to any other Person without the consent of Vion, or (iii) permit any change in the ownership or control of Sparta or engage in any restructuring or recapitalization or other similar transaction.

x. Change of Name, Etc. Sparta shall not change its name, identity or structure or the location of its chief executive office, unless Sparta delivers written notice to Vion at least ten (10) days prior to the effective date of any such change.

xi. Records Held by Sparta. To the extent Sparta maintains copies of any records relating to the Leases, Sparta shall mark such records to the effect that the Leases listed thereon have been sold to Vion.

xii. Indebtedness. Sparta will not prepay any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; provided, however, that this subsection shall not restrict Sparta's rights and/or obligations to buy Leases hereunder.

xiii. No Dividends Upon Event of Default or Potential Event of Default of Sparta. Sparta shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of stock of Sparta (other than payment of

PIK dividends in the ordinary course of business) if any Event of Default, Potential Event of Default or any other breach by Sparta under this Agreement has occurred.

xiv. Privacy. Neither Sparta nor Vion shall make any unauthorized disclosure of or use any personal information or individual consumers which it receives from the other party or on the other party's behalf other than to carry out the purposes for which such information is received, and Sparta shall comply in all respects with all applicable requirements of Title V of the Gramm-Leach-Bliley Act of 1999 and its implementing regulations.

xv. Notice of Sparta Changes. Sparta shall give prompt notice to Vion of any material or significant change in the ownership, structure or business of Sparta, including the death of a principal, whether a shareholder, general partner, or owner, a dissolution, insolvency, bankruptcy, reorganization, merger or consolidation, a sale of assets or stock, a conversion to another legal structure or type of business, or cessation of business. Such notice shall be provided thirty (30) days prior to such change or, if unknown to Sparta prior to the change, then within thirty (30) days after knowledge of such change.

xvi. Proceedings. Sparta will give written notice to Vion within five (5) Business Days of becoming aware of any suit, action, litigation, administrative proceeding, arbitration proceeding, governmental proceeding, investigation, inquiry or other proceeding pending, threatened against or in any way involving Sparta in which the amount of money in controversy or potential penalty or fine exceeds fifty thousand dollars ($50,000) or becoming aware of more than one related or similar suits, actions, litigations, administrative proceedings, arbitration proceedings, governmental proceedings, investigations, inquiries or other proceedings pending, threatened against or in any way involving Sparta in which the cumulative amount of money in controversy or potential penalties or fines exceeds fifty thousand dollars ($50,000). Such notice shall state the nature and status of, and any other information necessary to adequately describe, such proceeding. After Vion receives such notice or otherwise becomes aware of such a proceeding, if Vion determines in its sole discretion such proceeding may likely have an adverse effect on Sparta's ability to perform its obligations hereunder, Vion may declare an Event of Default to have occurred hereunder as of the earlier of the date of such notice or when Sparta should have reasonable become aware of such proceeding, and Vion shall be entitled to any remedies for such Event of Default provided for herein, at law or in equity.

c. Vion's Representative. Anything to the contrary notwithstanding, Vion may appoint, or otherwise delegate to, a representative ("Vion's Representative") any one or more of Vion's rights, duties and obligations hereunder by written notice to Sparta. Following such notice and to the extent provided therein, Vion's Representative shall have the authority (until revoked in writing) to provide Sparta, on behalf of Vion, all notices, approvals and consents, and to take all other actions required or permitted hereunder by Vion and to accept, on behalf of Vion, all notices from Sparta and its representatives.

d. Indemnification.

i. Sparta agrees to indemnify, defend and hold Vion and its Affiliates harmless from and against any and all Losses, as defined below, to which Vion or its Affiliates may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of, in connection with, as a result of or is based in any way upon: (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby; (ii) any Event of Default, breach by Sparta of its representations, warranties and covenants contained herein, or any information certified in any schedule or certificate delivered by Sparta hereunder being untrue in any material respect at any time or failing to state any information necessary to make any information provided not misleading; (iii) the negligence or willful misconduct

of Sparta, Dealer or its or their Affiliates; (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Sparta, and regardless of whether Vion is a party thereto; (v) any default by Dealer or Sparta under the Dealer Agreement; or (vi) any act or statement made by Sparta on Vion's behalf that was not expressly authorized in writing; in each case, except to the extent such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Vion. The obligations of Sparta under this Subsection shall be considered to have been relied upon by Vion and shall survive the termination or expiration of this Agreement for any reason. For the sake of clarity, the negligence or willful misconduct of Dealer or its Affiliates or a default by Dealer under the Dealer Agreement shall not be an Event of Default, but is subject to the indemnification provisions of this Section.

ii. Vion shall promptly notify Sparta of any claim, demand, suit or threat of suit of which it becomes aware which does or could reasonably be expected to give rise to a right of indemnification pursuant to this Agreement. However, a failure to provide such notice does not relieve Sparta of any liability hereunder except to the extent such failure prejudices Sparta's ability to provide indemnification hereunder. Sparta will be entitled to participate in the settlement or defense thereof and, if Sparta elects, to take over and control the settlement or defense thereof with counsel satisfactory to Vion in its reasonable discretion. In any case, Sparta and Vion shall cooperate (at no cost to Vion) in the settlement or defense of any such claim, demand, suit or proceeding. The term "Losses" shall mean any and all losses, damages, costs and expenses, liabilities, settlements, claims, proceedings, suits or any other liability of every nature, kind and description whatsoever, including, without limitation, any attorneys' fees and disbursements and court costs reasonably incurred by Vion, as the case may be.

e. Term of Agreement, and Termination. This Agreement shall commence on the date set forth above and continue for a period of three (3) years. Thereafter, this Agreement shall automatically renew for additional one (1) year periods unless either party hereto notifies the other party of its intention not to renew this Agreement not less than thirty (30) nor more than ninety (90) days prior to the end of the then-current one (1) year term. Either party may terminate this Agreement for any reason by providing the other party not less than sixty (60) days prior written notice. In the event of any termination or expiration of this Agreement for any reason, Vion shall, in addition to any rights expressly surviving any such termination or expiration, have all rights and options under Applicable Law with respect to any Leases then owned by Vion, including without limitation the right to continue to sell such Leases to third parties, to continue to own such Leases or to sell such Leases to Sparta at a price negotiated between the parties, free and clear of any rights of Sparta, and without regard to how long Vion has owned any such Leases, whether Vion has offered to sell to Sparta and/or Sparta has declined to buy from Vion any such Leases.

f. Amendment. Vion reserves the right to amend this Agreement in whole or in part from time to time by providing Sparta with written notice containing the text of such amendment(s). However, no such amendment shall apply retroactively to any right or obligation that accrued prior to the effective date of such amendment. Upon receipt of such notice, Sparta shall have thirty (30) days to object in writing. If Sparta fails to object in writing to such amendment(s) within such period, this Agreement shall be automatically amended as provided in the notice. In the event that Sparta objects in writing, this Agreement shall not be amended thereby, but Vion shall have the right to terminate this Agreement upon written notice to Sparta. Any such amendments to this Agreement will apply to all transactions closed on or after the effective date of such amendment(s). Except as expressly provided above, this Agreement and the rights and obligations of the parties hereunder may only be amended by an instrument in writing signed by Vion and Sparta.

g. Governing Law; Submission to Jurisdiction.

i. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS WHICH WOULD HAVE THE EFFECT OF APPLYING THE LAWS OF ANY OTHER JURISDICTION.

ii. Sparta and Vion hereby submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Sparta and Vion irrevocably waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

iii. TO THE FULLEST EXTENT PERMITTED BY LAW, SPARTA KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY AND ANY PUNITIVE, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR EXEMPLARY DAMAGES IN RESPECT OF ANY DISPUTE OR LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PARTIES HERETO.

h. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by nationally recognized overnight delivery service or mailed by certified or registered mail, return receipt requested, to any party hereto at the address for such party provided at the outset of this Agreement or, as to each party, at such other address as shall be designated by such party in a written notice to each other party given in accordance with this Section. A notice delivered personally shall be deemed given only if acknowledged in writing by the person to whom it is given. A notice sent by nationally recognized overnight delivery service shall be deemed given twenty-four (24) hours after having been sent. A notice that is sent by certified mail or registered mail shall be deemed given five (5) days after it is mailed.

i. Payments. If any sum falls due under this Agreement on a day which is not a Business Day it shall be paid on the next Business Day and no additional interest will be payable in respect of such delay.

j. Confidentiality. This Agreement, its terms and contents, the contents of the Transaction Documentation and other information relating to the Leases are proprietary to Vion and shall be held by Sparta in strict confidence and shall not be disclosed to any third party or used for any reason (except for the servicing of the Leases as provided in the Master Servicing Agreement) without the prior written consent of Vion except for (i) disclosures to Sparta's attorneys or accountants, provided that such attorneys and accountants likewise agree to be bound by this covenant of confidentiality for the benefit of Vion or, (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body (provided that Sparta affords Vion with a reasonable opportunity to obtain a protective or similar order). Notwithstanding the foregoing, this Agreement, when signed by both parties, will be a material event requiring a 8-K filing by Sparta with the Securities and Exchange Commission.

k. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

l. Assignment. This Agreement may be assigned by Vion upon notice without consent, but may not be assigned by Sparta without the prior written consent of Vion.

m. Further Assurances. Vion and Sparta agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement or to enable any party to exercise its rights under this Agreement.

n. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Vion or Sparta, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive or exhaustive of any rights, remedies, powers and privilege provided by law or in equity.

o. Counterparts. This Agreement may be executed in separate counterparts, each of which will constitute an original but all of which will constitute one and the same agreement. This Agreement may also be executed by facsimile signature or portable document format (PDF).

p. Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

q. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Master Servicing Agreement and the certificates and referenced agreements set forth herein constitute the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

r. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

s. Exhibits. The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

t. Time of the Essence. Time shall be of the essence in the performance of each and every obligation under this Agreement.

u. Specific Performance. If Sparta breaches or threatens to breach any provision of this Agreement, Vion shall have the right to have such provision specifically enforced by any court having equity jurisdiction without the posting of any bond or guaranty, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the non-breaching party and that money damages will not provide adequate remedy, which right shall be in addition to, and not in lieu of, any other rights and remedies available to a non-breaching party under this Agreement, at law or in equity, all of which shall be independent of the other and severally enforceable.

v. Construction. The parties agree that this Agreement shall not be construed against a party solely because such party drafted this Agreement, and any rule or principle of construction is rejected. Wherever used in this Agreement, the singular shall include the plural, and the plural shall include the singular. The use of any gender, tense or conjugation shall include all genders, tenses and conjugations. All references to exhibits, schedules and attachments contained in this Agreement shall mean exhibits, schedules and attachments to this Agreement. The term "including" as used in this Agreement means "including, without limitation."

w. No Third-Party Rights. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except as provided in Section 12(c) hereof.

x. Status of the Parties. In performing their responsibilities pursuant to this Agreement, Sparta and Vion are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner, agent or joint venture or an association for profit between Sparta and Vion. Each party is solely responsible for maintaining its own business insurance and workers' compensation policy.

y. If either party files suit to enforce its rights under this Agreement, the prevailing party shall be entitled to recover from the other party all expenses incurred by it in preparing for and in trying the case, including, but not limited to, investigative costs, court costs and reasonable attorneys' fees (including fees and expenses incurred to collect those fees and expenses).

z. Overview. The Overview of the MLW Program as set forth in Section 1 hereto is not a binding part of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Vion and Sparta have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

SPARTA:

SPARTA COMMERCIAL SERVICES, INC.

By: ______________________

Name: Anthony L. Havens

Title: CEO

VION:

VION OPERATIONS LLC

By: ______________________

Name: Stacey J. Schacter

Title: President

Schedule 1

Lease Eligibility Requirements

Vion is interested in purchasing only Leases that meet the requirements and qualifications identified in this Schedule 1, which are referred to as "Eligible Leases." Sparta represents and warrants that each of the Leases sold under this Agreement is a Lease that:

a. Has been originated by Sparta at the request of a Dealer in Sparta's name in the ordinary course of business and in accordance with Applicable Law in connection with the lease of an Eligible Vehicle to a Lessee.

b. Provides for the lease of an Eligible Vehicle that has been sold to Vion (or the Titling Trust) by a Dealer.

c. Was originated to enable a customer of a Dealer to use a Vehicle exclusively for personal use.

d. Does not contain any amounts which financed the purchase of any soft accessories, including, without limitation, helmets, clothing and Vehicle modifications, provided that a Lease may contain amounts which financed sales taxes and license fees on the purchase of the Vehicle, service contracts and extended service contracts, GAP agreements, the cost of GPS devices and Cyclechex motorcycle history reports, Vehicle hardware modifications not exceeding 10% of the Vehicle's purchase price, and Sparta's Lessee acquisition fee in the amount of up to $400.00.

e. Arises under a Lease that contains customary and enforceable provisions, in Vion's sole discretion, such that the rights and remedies of the holder thereunder are adequate for the realization of the benefits of the Assigned Rights.

f. Arises under a Lease that provides for, in the event that such Lease is prepaid, a prepayment that fully pays the then outstanding Lease Balance of such Lease with a minimum money factor of 0.005000 through the date of such prepayment.

g. Has been serviced (collected) only by Sparta at all times prior to its sale to Vion, and not by any outside servicing agency, law firm, or other entity.

h. Lessee has made the initial payment on and is no more than 30 days late or one (1) payment late, by virtue of payments made by the Lessee only and not by any other party whatsoever.

i. Is made by a Lessee that is not an Affiliate or employee of any of the parties to this Agreement, and is not a government or a governmental subdivision or agency.

j. Has an original term to maturity of not more than 24 months.

k. Meets the following criteria: (Only criteria which are checked apply.)

    i. ☒ The original Vehicle sales price paid by the Lessee did not exceed $15,000.

    ii. ☒ The Vehicle was no more than 10 model years old.

    iii. ☒ Mileage on the Vehicle was not greater than 50,000 miles.

    iv. ☒ The "Total Financed" per the Program Lease Model does not exceed $15,000.

    v. ☒ The Lease money factor ("MF") is no less than 0.005000, which does not exceed the maximum amount permitted by Applicable Law.

vi. ☒ The regular Lease payments are an amount as high as the Lessee can realistically afford according to Sparta's underwriting criteria and practices, but are in no event less than 1/24th of the "Total to Amortize" as set forth in the Program Lease Model.

vii. ☒ The regular Lease payments do not exceed a total of $450 per month.

viii. ☒ The regular Lease payments are scheduled on a monthly basis. (Vion does not and will not purchase weekly Leases from Sparta pursuant to this Agreement or otherwise.)

ix. ☒ The Lease is a "true" lease within the meaning of Applicable Law.

x. ☒ The Lessee is an American citizen or resident alien who resides in one of the 48 contiguous states of the Unites States of America, and has a valid Social Security Number which can be used for purposes of credit reporting and skip tracing.

xi. ☐ The Lessee, and any spouse or adult children residing at the same address, has executed only a single lease with Sparta.

xii. ☒ The Lessee's address and telephone number in the Master File are true, correct and complete.

xiii. ☒ The Lessee's Lease included a formal, written Sparta or licensed third party vehicle warranty or pre-paid service contract covering no less than the power train for a period of no less than 12 months from the date of sale to the Lessee. Copies of these warranties, one for each Lease if the warranty varies from Lease to Lease, are included with the Transaction Documentation delivered to Vion for Transaction.

xiv. The Lessee's Vehicle contains a ☐ SID (starter interrupt device) and/or ☒ GPS locator. (Check one or both if the installed device has both capabilities.) Documentation delivered to Vion for Transaction includes the brand names, model numbers, serial numbers and corresponding Lease identification number, Lessee name and VIN for all GPS devices installed in Lessee Vehicles.

xv. ☐ Sparta has made and retains a duplicate set of keys for each Vehicle to facilitate repossession, if necessary.

l. The title to the Vehicle which was leased to Lessee is held by Vion (or the Titling Trust, if applicable), free, clear and unencumbered of any Adverse Claim.

m. Is denominated and payable only in United States dollars in the United States.

n. Arises under a Lease that is in full force and effect and constitutes the legal, valid and binding obligation of the related Lessee enforceable against such Lessee in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity, whether considered in a suit at law or in equity) and is not subject to any offset, counterclaim or other defense at such time.

o. Is made by a Lessee who as of the date of the Lease (i) has not had an Event of Bankruptcy within the preceding year, calculated from the latest to occur of the time such Event of Bankruptcy occurred, was instituted or was finally adjudicated, as applicable, and (ii) is not deceased, incarcerated or known to be incapacitated, unemployed or otherwise unable to continue making payments on a regular basis.

p. Is in compliance with all Applicable Law (including laws, rules and regulations relating to usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Regulations M, B

and Z of the Federal Reserve Board, the Servicemembers Civil Relief Act of 2003 (SCRA), various state "lemon laws" designed to prevent fraud in the sale of used vehicles and various state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts and other consumer credit laws and equal credit opportunity and disclosure laws).

q. The Vehicle which was leased through the Lease has been delivered to the Lessee and is in good working order and none of the applicable warranties or service contracts have been voided.

r. The then outstanding Lease Balance which is properly reflected in the Lease data provided to Vion as a precondition for Transaction, and has not been reduced for any reason (including an insurance settlement or repossession and sale), settled for a lesser amount, or paid in full.

s. Satisfies the underwriting criteria pertaining to Lessee and Vehicle qualifications pre-negotiated between Sparta and Vion, which are described more fully in "Exhibit 1: Sparta's Underwriting Criteria" attached to this Agreement, and all requirements of the Dealer Agreement.

t. Is in substantially the form set forth as Exhibit 7 to this Agreement.

Schedule 2

Documentation Prior to Execution

As a condition to Vion's execution of this Agreement, Sparta shall present the following minimum documentation on or before the date of this Agreement:

a. copies of resolutions of the board of directors of Sparta approving the execution, delivery and performance of this Agreement, the Master Servicing Agreement and the documents and transactions contemplated by such agreements, certified by the Secretary or an Assistant Secretary of Sparta.

b. Copies of the articles of incorporation, bylaws and other organizational documents of Sparta, together with all amendments, revisions and supplements thereto, certified by the Secretary or an Assistant Secretary of Sparta.

c. A certificate of the jurisdiction in which Sparta is incorporated or organized to the effect that Sparta has been duly incorporated or organized (as the case may be), is in good standing and has a legal existence in such jurisdiction, dated as of a recent date with respect to each Transaction Date.

d. UCC search reports from the appropriate offices in each relevant jurisdiction, as required by Vion.

Schedule 3

Transaction Documentation

As a condition for any Transaction, Sparta shall deliver to Vion the following minimum Transaction Documentation:

a. An Excel compatible file (electronic, not paper) containing the data described in "Exhibit 2: Individual Lease Data" (the "Master File") and a completed Program Lease Model.

b. A copy of the Lessee's application for credit.

c. A copy of the Lessee's credit bureau report which was used during Sparta's underwriting of such Lease.

d. The original Lease and Lease Assignment (substantially in the form of Exhibit 3).

e. The bill of sale for the related Vehicle issued into Vion's name in such form as Vion may request.

f. The original title (NOT DUPLICATE) showing only Vion (or the Titling Trust if applicable) as the sole titleholder or proof of application for title showing Vion (or the Titling Trust if applicable) as the sole titleholder.

g. Evidence showing that no Adverse Claim with respect to Sparta exists with respect to the related Vehicle.

h. A completed Program Lease Model acceptable to Vion.

i. A copy of any Sparta or third party warranty covering the Lessee's Vehicle.

j. The brand (manufacturer), model and serial number of the GPS device installed by Sparta in the Lessee's Vehicle.

k. If requested by Vion, an officer's certificate of Sparta, in form approved by Vion, certifying as to the truth, accuracy and completeness of the representations and warranties of Sparta contained herein.

l. If requested by Vion, a certificate or other proof of the insurance required to be maintained by this Agreement and the Master Servicing Agreement.

m. Such other information or documentation which Vion may request in its sole discretion, such requests to be provided to Sparta in writing and in advance of a Transaction.

Schedule 4

Vehicle Specifications

The Vehicle must meet all of the following requirements: (i) have been manufactured by a manufacturer that continues to sell new Vehicles in the United States under its own name, (ii) has never been involved in an accident or weather event which resulted in repairs, salvage or other recovery expenses to have totaled more than $1,000 had such services been provided by independent service providers not an Affiliate of Sparta, (iii) that has not been repossessed or sold since the date of the Lease for such Vehicle as of the applicable Transaction Date, (iv) the Vehicle is no more than 10 model years old, and (v) mileage on the Vehicle is not greater than 50,000 miles.

Schedule 5

Required Lease Volume

Month	**Number of Eligible Leases and Related Eligible Vehicles Sparta is Required to Sell to Vion**	**Three Month Rolling Average**
October 2010	10	N/A
November 2010	25	N/A
December 2010	50	N/A
January 2011	75	50
February 2011	100	75
March 2011	150	109
April 2011	200	150
May 2011	250	200
June 2011	300	250
July 2011	300	284
Each month after July 2011 during the term of this Agreement	300	300

Schedule 6

Program Lease Model

Schedule 7

Eligible Lease States

Vion is interested in purchasing only Leases that are "Eligible Leases" as defined this Agreement. Sparta represents and warrants that for each of the Leases sold under this Agreement, the lease of the Vehicle to the Lessee occurred in one of the following states provided that the origination of Leases in such state does not require any license, qualification, certification or registration by Vion other than a general registration or qualification to do business filing:

(1) Alabama

(2) Arizona

(3) California

(4) Florida

(5) Georgia

(6) Nevada

(7) North Carolina

(8) North Dakota

(9) Ohio

(10) South Carolina

(11) Texas

(12) Utah

List of Exhibits

Exhibit 1: Sparta's Underwriting Criteria and Guidelines

Exhibit 2: Individual Lease Data

Exhibit 3: Lease Assignment

Exhibit 4: Durable Power of Attorney

Exhibit 5: Standard Form Memo to Lessees

Exhibit 6: Master Servicing Agreement

Exhibit 7: Form of Lease

Exhibit 8: Dealer Agreement

Exhibit 9: Escrow Agreement

Exhibit I

Underwriting Criteria and Guidelines

[See Attached]

Exhibit 2

Individual Lease Data

For each sale by Sparta of an Eligible Lease to Vion and sale by Dealer of the related Eligible Vehicle to Vion or the Titling Trust pursuant to this Agreement, Vion will require the following data in a Microsoft Excel compatible format. (These data are in addition to documents identified elsewhere in this Agreement.)

Because this data—such as Social Security Numbers—should not be transmitted without special precautions to protect consumer privacy, please be sure to e-mail this data in an encrypted file, the password for which should be given to Vion over the telephone.

- Account Number (Lease ID)
- Portfolio or Lot ID (if the Account Number is not unique in your system)
- Lessee's First, Middle and Last Names (including any generation suffix)
- Complete Street, City and State where the Lessee lives
- Lessee's Social Security Number
- Co-Lessee's First, Middle and Last Names (including any generation suffix)
- Complete Street, City and State where the Co-Lessee lives
- Co-Lessee's Social Security Number
- Sale Price
- Capitalized Cost Reduction (Down Payment)
- Amount Financed
- Term, either in months or the number of payments
- Frequency of Payments (must be monthly)
- Money Factor
- Regular Payment Amount
- Lease Origination Date (the date you leased the car)
- First Payment Date
- Current Lease Balance (no accrued or unearned interest)
- Next Due Date
- Last (most recent) Payment Date
- Last Payment Amount
- The Lessee's complete payment history, showing amounts and corresponding dates of all payments made by the Lessee or received on the Lessee's behalf, if applicable.
- Year, Make, Model, VIN and odometer reading (at the point sale) of the Lessee's vehicle

Exhibit 3

FORM OF LEASE ASSIGNMENT

ASSIGNMENT OF LEASE

Motor Vehicle Lease dated as of: ______________________________

Lessee Name: ______________________________

Address: ______________________________

____

For valuable consideration receipt whereof is hereby acknowledged the undersigned, the Lessor under the lease described above has assigned and does hereby assign to VION OPERATIONS LLC, a Delaware limited liability company, with its principal place of business at 400 Interstate North Parkway, Suite 800, P.O. Box 39, Atlanta, GA 30339, its successors and assigns ("Assignee"), all of the rights and remedies but not the obligations of the undersigned under said lease and any supplement thereto ("Lease") with any security therefore including, but not limited to security deposits and cash collateral therefore and all guaranties thereof, and all advance rental payments, monthly rental payments, option payments and other sums due and to become due and all claims against the Lessee and others thereunder, and hereby irrevocably constitutes and appoints Assignee and any officer, employee or agent thereof, with full power of substitution, as Lessor's true and lawful attorney-in-fact with full irrevocable power and authority in the name, place and stead of Lessor or in its own name, from time to time in Assignee's discretion, to enforce said Lease and to collect, compromise, extend, discharge, release and otherwise realize upon and deal with said rights, remedies, claims and sums in such manner, at such times, by such means and on such terms as Assignee may in its sole and absolute discretion deem advisable, and to endorse the name of the undersigned on and to collect checks and other instruments payable to the undersigned in respect of the foregoing. No provision hereof and no action taken or omitted by Assignee shall be deemed an assumption by or imposition upon Assignee of any of the obligations of the undersigned under said Lease. All representations, warranties, covenants, indemnities and other agreements set forth in the Master Lease Funding Agreement and Master Servicing Agreement by and between Lessor and Assignee each dated September 28, 2010, shall survive the execution and delivery of this Assignment of Lease and are incorporated herein. Lessor hereby agrees to indemnify, defend and hold Assignee harmless from and against any and all losses, damages, costs and expenses, liabilities, settlements, claims, proceedings, suits or any other liabilities including, without limitation, any attorneys' fees and disbursements and court costs reasonably incurred by Assignee arising out of, in connection with, as a result of or based in any way upon any actual or prospective claim, litigation, investigation or proceeding brought by the Lessee, whether based on contract, tort, vicarious or strict liability or any other theory.

[Remainder of page intentionally blank]

Dated: ______________________________

Lessor: Sparta Commercial Services, Inc.

By: ______________________________

Title: ______________________________

Exhibit 4

DURABLE POWER OF ATTORNEY

THIS DURABLE POWER OF ATTORNEY, by Sparta Commercial Services, Inc., a Nevada corporation with its principal place of business at 462 Seventh Ave. 20th Floor, New York, New York 10018 ("Sparta") does hereby make, constitute and appoint Vion Operations LLC, a Delaware limited liability company, together with any successors or permitted assigns ("Vion"), as Sparta's true and lawful attorney in fact for it and in its name, place and stead for the following purposes:

1. Sparta constitutes and appoints Vion to execute, sign, deliver and acknowledge such notes, receipts, evidences of debts, judgments, certificates of title, vehicle registrations, notices, transfers, terminations or assignments of lien, or other title documents, and such other instruments in writing of whatever kind and nature as may be necessary and proper for the purposes of effecting Vion's title to and collection on the Leases, Vehicles and other Assigned Rights, as defined in, and subject to the provisions of, the Master Lease Funding Agreement by and between Sparta and Vion of even date herewith, as amended, modified and/or supplemented (the "Agreement"). Sparta further grants to Vion the right, until the repurchase of all of the Leases thereunder by Sparta, to endorse Sparta's name on any check, note, draft, or bill of exchange representing any payment upon the aforementioned Leases, and full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done for said purposes, as fully for all intents and purposes as Sparta might or could do if personally present. This is a power of attorney coupled with an interest and is irrevocable, provided, however, that in the event that Vion, its successors or assigns conveys any Leases back to Sparta (whether under the terms of the Agreement or otherwise), this power shall terminate with respect to such Leases effective upon such conveyance. Vion and each subsequent Assignee of rights hereunder shall have full powers of substitution. Any person that has been given a copy or an original of this Power of Attorney may rely upon it fully and completely.

2. Sparta grants to Vion, subject to the terms and conditions of the Agreement, to use Sparta's name, including any other name under which the Leases were originally generated (the "Names"), solely for the purpose of describing accurately the source of the obligations that generated the Leases, which description may be used in the credit and collection activities of Vion with respect to the Leases transferred to Vion and in connection with the institution of collection proceedings brought by Vion under its own name. Vion shall not: (a) use the Names for any other purpose; (b) include in any descriptions authorized under this Section any inaccurate information; or (c) indicate in any way that Vion has authority to act on behalf of Sparta for any purpose.

This is a durable power of attorney is coupled with an interest, is irrevocable to the maximum extent permitted by law and will not be affected by the dissolution or termination of Sparta. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Durable Power of Attorney was executed on this ____ day of September, 2010.

SPARTA:

Signed and acknowledged in the presence of:	SPARTA COMMERCIAL SERVICES, INC.
______________________________ Witness' Signature	______________________________ Authorized Signature
______________________________ Printed Name and Title	______________________________ Printed Name and Title

ACKNOWLEDGEMENT TO POWER OF ATTORNEY

OF

SPARTA COMMERCIAL SERVICES, INC.

STATE OF NEW YORK)

:ss

COUNTY OF NEW YORK)

On the ___ day of September in the year 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the Power of Attorney of Sparta Commercial Services, Inc. to which this acknowledgement is attached and acknowledged to me that he executed the same in his capacity as ______________ thereof, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

____

Notary Public

Exhibit 5

STANDARD FORM MEMO TO LESSEES

[Sparta's Letterhead]

[Lessee's name, address and basic lease information]

Dear Mr. [_______]:

The purpose of this letter is to notify you that your lease shown above has been sold to Vion Operations LLC and will be handled by their servicing group, The Cornerstone Service Center.

Effective immediately, please make your payments directly to The Cornerstone Service Center. Payments sent to or made at our locations will be declined or returned, and may not be credited to your account.

If you have any questions, please call The Cornerstone Service Center. Use their toll-free number, 1-866-523-4455. Most importantly, please read the enclosed flier from The Cornerstone Service Center carefully. It gives you all the information you need to make your payments and to answer any questions you may have about your account.

From now on, all communications related to your lease should be directed to The Cornerstone Service Center.

Thank you for being our customer and for your cooperation during this transition.

(Sparta's CEO's signature,
typed name and title)

Exhibit 6

MASTER SERVICING AGREEMENT

[See Attached]

Exhibit 7

FORM OF LEASE

[See Attached]

Exhibit 8

DEALER AGREEMENT

[See Attached]

Exhibit 9

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of September 28, 2010 ("Escrow Agreement"), is by and between Sparta Commercial Services, Inc., a Nevada corporation ("Seller"); Vion Operations LLC, a Delaware limited liability company ("Buyer"); and U.S. Bank National Association, a national banking association, as Escrow Agent hereunder ("Escrow Agent").

BACKGROUND

A. Seller and Buyer have entered into a Master Lease Funding (as amended, the "Underlying Agreement"), dated as of September 28, 2010, pursuant to which Seller will act on Buyer's behalf to originate vehicle leases in Seller's name to be purchased by Buyer and arrange for the purchase by Buyer or a titling trust of vehicles that are the subject of such leases. The Underlying Agreement provides that Seller shall deposit the Escrow Funds (defined below) in a segregated escrow account to be held by Escrow Agent for the purpose of maintaining a Program Volume Fee Account (as defined in the Underlying Agreement) to ensure Seller will be financially able to buy all Non-Qualifying Assets (as defined in the Underlying Agreement) as required by the Underlying Agreement.

B. Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

C. Pursuant to the Underlying Agreement, Seller and Buyer have appointed the Representatives (as defined below) to represent them for all purposes in connection with the funds to be deposited with Escrow Agent and this Escrow Agreement.

D. In order to establish the escrow of funds and to effect the provisions of the Underlying Agreement, the parties hereto have entered into this Escrow Agreement.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Definitions. The following terms shall have the following meanings when used herein:

"Buyer Representative" shall mean the persons so designated on Schedule A hereto or any other person designated in a writing signed by Buyer and delivered to Escrow Agent and the Seller Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

"Disbursement" has the meaning provided in Section 5(a).

"Disbursement Objection" has the meaning provided in Section 5(b).

"Disbursement Notice" has the meaning provided in Section 5(a).

"Escrow Funds" shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon.

"Escrow Period" shall mean the period commencing on the date hereof and ending on the date on which the Escrow Funds have been disbursed as provided in this Escrow Agreement.

"Joint Written Direction" shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Funds, to accept the transfer of additional Escrow funds or to take or refrain from taking an action pursuant to this Escrow Agreement.

"Representatives" shall mean the Seller Representative and the Buyer Representative.

"Seller Representative" shall mean the person so designated on Schedule A hereto or any other person designated in a writing signed by Seller and delivered to Escrow Agent and the Buyer Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

2. Appointment of and Acceptance by Escrow Agent. Seller and Buyer hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.

3. Deposit of Escrow Funds.

a. On or before the first Transaction Date (as defined in the Underlying Agreement) to occur under the Underlying Agreement, Seller will transfer Escrow Funds in the amount set forth on Schedule A hereto to Escrow Agent, by wire transfer of immediately available funds, to the account of the Escrow Agent referenced on Schedule A hereto.

b. From time to time after the date hereof, as more fully set forth in the Underlying Agreement, Seller will transfer additional Escrow Funds to Escrow Agent by wire transfer of immediately available funds to the account of the Escrow Agent referenced on Schedule A hereto in accordance with a Joint Written Direction and in the amount(s) set forth on such Joint Written Direction.

4. Disbursements of Escrow Funds Upon Joint Written Direction.

a. Escrow Agent shall disburse Escrow Funds at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction. Such Joint Written Direction shall contain wiring instructions or an address to which a check shall be sent.

b. All disbursements of funds from the Escrow Funds (including pursuant to Section 5 below) shall be subject to the fees and claims of Escrow Agent and the Indemnified Parties (as defined below) pursuant to Section 10 and Section 11 below.

c. For the sake of clarity, Seller and Buyer acknowledge that, unless Escrow Agent has received a Joint Written Direction with written instructions to the contrary, Seller shall have no right, title or interest in, or right to receive any Escrow Funds prior to the date that is the earlier of the date on which Seller has performed all of its obligations under Section 8 of the Underlying Agreement and (i) the last of the Leases (as defined in the Underlying Agreement) purchased by Buyer under the Underlying Agreement expires or (ii) two (2) years after a termination or expiration of the Underlying Agreement, as approved by Buyer in a Joint Written Direction. Seller and Buyer also acknowledge that Seller shall have no right, title or interest in, or right to receive any Escrow Funds after any Event of Default (as defined in the Underlying Agreement).

5. Disbursement of Escrow Funds at the Direction of Buyer.

a. In addition to the disbursements pursuant to Section 4, at any time and from time to time prior to termination of the Escrow Period, Buyer may send a written notice (a "Disbursement Notice") to the Escrow

Agent with a copy to the Seller stating that funds are due to Buyer pursuant to the Underlying Agreement (a "Disbursement"). Each Disbursement Notice shall specify in reasonable detail the amount to be disbursed (the "Disbursement Amount"), and the basis for the Disbursement.

b. The Seller shall have ten (10) Business Days (as defined below) from receipt of the Disbursement Notice to provide to the Escrow Agent, with a copy to the Buyer, a written notice (the "Disbursement Objection") stating that the Seller objects to all or any portion of the Disbursement, which notice shall explain in reasonable detail the reasons for the objection. The term "Business Day" shall mean any day other than a Saturday, Sunday, or any other day on which the Escrow Agent located at the notice address set forth on Schedule A is authorized or required by law or executive order to remain closed.

c. If the Escrow Agent does not receive a Disbursement Objection within the time period set forth in Section 5(b) above, then the Escrow Agent will, without any further instruction or direction from the Representatives, promptly make payment of the Disbursement Amount and promptly disburse such Disbursement Amount to the order of the Buyer.

d. If the Escrow Agent receives a Disbursement Objection within the time period set forth in Section 5(b) above, then the Escrow Agent shall promptly send a copy of such Disbursement Objection to the Buyer, and reserve and not disburse the Disbursement Amount until it receives either (A) a court order issued by a court of competent jurisdiction directing a Disbursement, or (B) a Joint Written Direction with respect to such Disbursement.

6. Suspension of Performance; Disbursement Into Court. If, at any time, (i) there shall exist any dispute between Seller, Buyer or the Representatives with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or (iii) the Representatives have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 8 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Seller, Buyer, their respective shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

7. Investment of Funds. The Escrow Agent is herein directed and instructed to initially invest and reinvest the Escrow Funds in the investment indicated on Schedule B hereto. With the execution of this document, the parties hereto acknowledge receipt of prospectuses and/or disclosure materials associated with the investment vehicle, either through means of hardcopy or via access to the website associated with the investment selected by the parties to this Escrow Agreement. The Seller and Buyer may provide instructions changing the

investment of the Escrow Funds (subject to applicable minimum investment requirements) by furnishing a Joint Written Direction to the Escrow Agent; *provided, however,* that such investments are consistent with the Escrow Agent's investment criteria and that no investment or reinvestment may be made except in the following:

a. direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United State of America;

b. certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates);

c. money market deposit accounts, time deposits, and commercial paper of any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or

d. repurchase agreements having daily liquidity with any bank, trust company, or national banking association (including Escrow Agent and its affiliates), whose short-term debt ratings are not less than A-1/P-1; or

e. money market funds, which may include funds for which the Escrow Agent or its affiliates provide investment advisory or other management services.

If Escrow Agent has not received joint written instructions at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no Joint Written Instructions have been received, in U.S. Bank Money Market Deposit Account, as identified on Schedule B, and described in clause (c) above. Each of the foregoing investments shall be made in the name of Escrow Agent. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to the Representatives, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of Escrow Funds permitted or required hereunder. All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds. Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds. With respect to any Escrow Funds received by Escrow Agent after ten o'clock a.m. New York, New York time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in New York, New York are open for business.

All entities entitled to receive interest on the Escrow Funds shall provide Escrow Agent with a W-9 or W-8 IRS tax form prior to the disbursement of interest and Escrow Agent will file the appropriate 1099 or other required forms pursuant to Federal and applicable state laws. A statement of citizenship will be provided if requested by Escrow Agent.

8. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the Seller and Buyer specifying a date when such resignation shall take effect. Upon any such notice of resignation, the Representatives jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent's resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

9. Liability of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Seller or Buyer. Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent shall not be responsible or liable in any manner for the performance by any party of their respective obligations under the Underlying Agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of any party to honor any of the provisions of this Escrow Agreement. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel except for its gross negligence or willful misconduct. Seller and Buyer, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

10. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Seller and Buyer, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Seller or Buyer, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; *provided, however*, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each

Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Seller and Buyer jointly and severally. The obligations of Seller and Buyer under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

The parties agree that neither the payment by Seller or Buyer of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Seller and Buyer, the respective rights and obligations of Seller, on the one hand, and Buyer, on the other hand, under the Underlying Agreement.

11. Compensation to Escrow Agent.

a. Fees and Expenses of Escrow Agent. Seller shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Schedule A are hereby incorporated by this reference, and form a part of this Escrow Agreement. All of the compensation and reimbursement obligations set forth in this Section 11 shall be payable by Seller upon demand by Escrow Agent. The obligations of Seller under this Section 11 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

b. Disbursements from Escrow Funds to Pay Escrow Agent. The Escrow Agent is authorized to, and may, disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent is entitled to seek indemnification pursuant to Section 10 hereof). Escrow Agent shall notify the Representatives of any disbursement from the Escrow Funds to itself in respect of any compensation or reimbursement hereunder and shall furnish to the Representatives copies of all related invoices and other statements.

c. Security and Offset. Buyer, Seller and the Representatives hereby grant to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds to secure all obligations hereunder, and Escrow Agent and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 10 hereof) against the Escrow Funds. If for any reason the Escrow Funds available to Escrow Agent and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Seller shall promptly pay such amounts to Escrow Agent and the Indemnified Parties upon receipt of an itemized invoice.

12. Representations and Warranties. Each of Seller and Buyer respectively makes the following representations and warranties to Escrow Agent:

a. It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

b. This Escrow Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

c. The execution, delivery, and performance of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization, bylaws, management agreement or other organizational document, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding

arrangement, including without limitation the Underlying Agreement, to which it is a party or any of its property is subject.

d. The applicable persons designated on Schedule A hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any Disbursement Notice, Disbursement Objection or Joint Written Direction to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as the Representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party.

e. No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

f. All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

13. **IMPORTANT INFORMATION FOR OPENING AN ACCOUNT.**

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Seller and Buyer acknowledge that a portion of the identifying information set forth on Schedule A is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the "Act"), and Seller and Buyer agree to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. The Seller and the Buyer each represent that all identifying information set forth on Schedule A, including without limitation, its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

14. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that United States District Court for the Southern District of New York shall have jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that any New York state court sitting in the Borough of Manhattan shall have jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

15. Notice. All notices, approvals, consents, requests, and other communications hereunder shall be in writing or by e-mail (to the extent an e-mail address is provided on Schedule A) and shall be deemed to have been given when the writing or e-mail is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice.

16. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Representatives and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

18. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof which would have the effect of applying the laws of any other jurisdiction.

19. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

20. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Seller, Buyer and Escrow Agent.

21. Execution in Counterparts. This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

22. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to this Escrow Agreement, the disbursement of all amounts in the Escrow Funds into court pursuant to Section 6 or Section 9 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

23. Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Seller or Buyer and become pecuniarily interested in any transaction in which the Seller or Buyer may be interested, and contract and lend money to the Seller or Buyer and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Seller or Buyer or for any other entity.

24. Brokerage Confirmations. The parties acknowledge that to the extent regulations of the Comptroller of Currency or other applicable regulatory entity grant a right to receive brokerage confirmations of security transactions of the escrow, the parties waive receipt of such confirmations, to the extent permitted by law. The Escrow Agent shall furnish a statement of security transactions on its regular monthly reports.

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IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

SELLER

By: ______________________________
Name: Anthony L. Havens
Title: CEO

BUYER

By: ______________________________
Name: Gina M. Iacovelli
Title: Executive Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION
as Escrow Agent

By: ______________________________
Name: ______________________________
Title: ______________________________

SCHEDULE A

1. Escrow Funds.

Escrow Funds amount:	$50,000 per every $500,000 of aggregate Buy-Back Price (as defined in the Underlying Agreement)

2. Escrow Account.

U.S. Bank National Association
ABA# 091000022
BNF: USBANK CT SOUTHEAST WIRE CLG
BNF Account: 173103781824
BNF Account Address: 777 E. Wisconsin Avenue, Milwaukee, WI 53202-5300
ATTN: Stefie Bolton
Re: Vion/Sparta Escrow, #142935000

3. Escrow Agent Fees.

Acceptance Fee:	$ $0.00
Annual Escrow Fee:	$ $1,500.00
Out-of-Pocket Expenses:	$ billed at cost
Transactional Costs:	$ checks and wires waived
Other Fees/Attorney, etc.:	$ billed at cost
Extraordinary Services Fees	Billed at market hourly rates

The Acceptance Fee and the Annual Escrow Fee are payable upon execution of the escrow documents. In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys' fees, remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when the Escrow Agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Escrow Agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary services fees.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by the same Escrow Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

3. Taxpayer Identification Numbers.

Seller: 30-0298178

Buyer: 26-3919540

4. Termination and Disbursement. Unless earlier terminated by the provisions of the Escrow Agreement, all Escrow Funds remaining in the escrow account that are not subject to a Disbursement Notice or a Joint Written Direction shall be disbursed in accordance with a Joint Written Direction. Amounts subject to a Disbursement Notice or Joint Written Direction shall be retained in the escrow account and released only in accordance with this Escrow Agreement.

5. Investment Instructions

See Schedule B.

6. Representatives.

The following person is hereby designated and appointed as Seller Representative under the Escrow Agreement:

______________________	______________________
Anthony L. Havens	Specimen signature

The following person is hereby designated and appointed as Buyer Representative under the Escrow Agreement:

______________________	______________________
Gina M. Iacovelli	Specimen signature

7. Representative Information. The following information should be provided to Escrow Agent separately by each Representative and any future Representative:

1. Date of Birth
2. Address
3. Mailing Address, if different
4. Social Security Number

8. Notice Addresses.

If to Seller at:	Sparta Commercial Services, Inc. 462 7th Avenue, 20th Floor New York, New York 10018 ATTN: A.W. Adler Facsimile: 646-514-4437 Telephone: 212-239-2666 (x213) E-mail: awadler@spartacommercial.com
If to Buyer at:	Vion Operations LLC 400 Interstate North Parkway Suite 800, PO Box 39 ATTN: Stacey J. Schacter, President Facsimile: 678-815-1557 Telephone: 678-823-6181
With a copy to:	Cecil E. Martin, III, Esq. 7 St. Paul Street, Suite 1000 Baltimore, MD 21202
If to the Escrow Agent at:	U.S. Bank National Association, as Escrow Agent 1021 East Cary Street, 18th Floor Richmond, Virginia 23219 ATTENTION: Monique Green Facsimile: 804-343-1572

SCHEDULE B

MONEY ACCESS ACCOUNT INVESTMENTS

ACKNOWLEDGEMENT AND AUTHORIZATION LETTER

The U.S. Bank Money Access Account is a U.S. Bank National Association ("U.S. Bank") interest-bearing money market deposit account designed to meet the needs of customers of U.S. Bank Corporate Trust Services. Selection of this investment includes authorization to place funds on deposit with U.S. Bank. Interest rates are determined at U.S. Bank's discretion.

U.S. Bank uses the daily balance method to calculate interest on these accounts (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. The owner of the account is U.S. Bank as Agent. All account deposits and withdrawals are performed by U.S. Bank. The money market deposit account is insured by the FDIC, up to the maximum amount allowed by law.

In the absence of specific written direction to the contrary, I hereby direct investment and reinvest proceeds and other available moneys in the **U.S. Bank Money Market Account-10** ***(9AMMF0415)*** **with a current rate of 0.20%**.

SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

The Shareholder Communications Act of 1985 and its regulation require that banks and trust companies make an effort to facilitate communication between issuers of U.S. securities and the parties who have the authority to vote or direct the voting of those securities regarding proxy dissemination and other corporate communications. Unless you indicate your objection below, we will provide the obligatory information to the registrant upon request. Your objection will apply to all securities held for you in the account now and in the future unless you notify us in writing.

__ **No U.S. Bank National Association is NOT authorized to provide my name, address, and securities positions to requesting registrants.**

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Vion Operations LLC

*Signed:*____________________________

Gina M. Iacovelli, Executive Vice President and Treasurer

Date: September 28, 2010

Sparta Commercial Services Inc.

Signed:____________________________

Anthony L. Havens, CEO

Date: September 28, 2010

Trust Account Number(s), includes existing and future sub-accounts unless otherwise designated.

Monique Green, Account Manager – 804-343-1566

Return by fax: 804.343.1572 or

E-mail: monique.green @usbank.com

Followed by the original in US Mail